UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2005, Rackable Systems, Inc. (“Company”) and Silicon Valley Bank (“SVB”) entered an Amendment to Loan Documents (“Amendment”). This Amendment modified certain terms of the Loan and Security Agreement (“Loan Agreement”) between the Company and SVB dated December 17, 2002. The material terms of the Amendment are as follows:

1.	The Intellectual Property Security Agreement between the Company and SVB dated as of December 17, 2002 is terminated.

2.	In lieu of the Intellectual Property Security Agreement, the Company agrees to certain covenants limiting the Company’s ability to pledge or otherwise encumber certain of its intellectual property assets.

3.	Borrowings available under the Loan Agreement were modified so that borrowings are not to exceed the lesser of $20 million or the sum of 80% of eligible accounts receivable and loans from SVB in the aggregate principal amount of $10 million. Available borrowings shall be decreased by the amount of all outstanding Letters of Credit. Loans from SVB are contingent under the Company meeting certain profitability requirements.

4.	The maturity date of the Loan Agreement has been extended to August 30, 2006.

5.	Borrowings will bear interest at SVB’s prime rate.

The foregoing is a summary description of certain terms of the Amendment and is qualified in its entirety by the text of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Amendment to Loan Documents dated August 30, 2005 by and between Silicon Valley Bank and Rackable Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated:	September 2, 2005	By:	/s/ Thomas K. Barton
Thomas K. Barton
Chief Executive Officer